UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 1, 2026

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West 41st Street, 21st Floor

New York, New York 10036

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of David R. Wells as Consulting Chief Financial Officer

On September 1, 2026, the Board of Directors (the “Board”) of Fusemachines Inc., a Delaware corporation (the “Company”), appointed David R. Wells as the Company’s Consulting Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer, effective as of August 30, 2026.

Mr. Wells, age 64, has more than 30 years of experience in finance, operations and administrative positions, primarily with medical and technology companies. Since July 2021, Mr. Wells has been the owner of Atlas Bookkeeping, LLC, a Nevada corporation (“Atlas”) where he provides CFO-level advisory services to public and private companies. Since December 2025, Mr. Wells has served as an Advising CFO to Functional Brands Inc., (OTC Markets: MEHA) providing CFO guidance following the company’s listing on Nasdaq and subsequent listing on the OTC Markets. From August 2023 to May 2025, Mr. Wells served as Chief Financial Officer of Envoy Medical, Inc. (Nasdaq: COCH), where he provided strategic CFO guidance following the company’s deSPAC transaction. From June 2021 to September 2022, Mr. Wells served as Chief Financial Officer of GHS Investments, LLC, a private equity fund. Since December 2022, Mr. Wells has served as a member of the Board of Directors of HeartSciences, Inc. (Nasdaq: HSCS). Mr. Wells has a bachelor’s degree in finance and entrepreneurship from Seattle Pacific University and a master of business administration from Pepperdine Graziadio Business School.

In connection with Mr. Wells’s appointment as Chief Financial Officer, the Company entered into a Services Agreement, dated as of September 1, 2026 (the “Services Agreement”), with Atlas, pursuant to which Atlas will provide chief financial officer services to the Company, with Mr. Wells serving as the individual designated by Atlas to perform such services. Mr. Wells will serve as Consulting Chief Financial Officer until the termination of the Services Agreement or his earlier replacement, resignation, or removal.

Pursuant to the Services Agreement, the Company will pay Atlas a monthly advisory fee of $14,500 for CFO advisory services. In addition, the Company paid Atlas a one-time retainer of $10,000 upon execution of the Services Agreement. Additionally, the Company will issue to Mr. Wells (or such other designee of Atlas) monthly grants of 10,000 restricted stock units (“RSUs”) under the Company’s 2025 Omnibus Equity Incentive Plan, with each such grant fully vesting on the date of grant.

The Services Agreement commences upon execution and continues until terminated. Either party may terminate the Services Agreement upon 30 days’ written notice, or upon 15 days’ written notice in the case of an uncured material breach. The Services Agreement contains customary confidentiality provisions, which survive for a period of two years following the termination of the Services Agreement, and mutual non-solicitation provisions that apply during the term of the Services Agreement and for a period of one year following termination. Atlas provides services to the Company as a general contractor and neither Atlas nor Mr. Wells are employees of the Company.

There is no family relationship between Mr. Wells and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Wells that would require disclosure under Item 404(a) of Regulation S-K, other than as set forth in this Current Report on Form 8-K.

The Company intends to enter into an indemnification agreement with Mr. Wells in the Company’s standard form, consistent with the form filed as an exhibit to the Company’s most recent Annual Report on Form 10-K.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Services Agreement, dated August 30, 2026, between Fusemachines Inc. and Atlas Bookkeeping, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026	FUSEMACHINES INC.

	By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer